                                                                   Exhibit 10.36

                                PROMISSORY NOTE
                                ---------------

$11,000,000.00
                                                               December 20, 1999
                                                            Glendale, California

     FOR VALUE RECEIVED, CITADEL REALTY, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, its successors and assigns (the "Lender"), the principal sum of Eleven Million and 00/100 Dollars ($11,000,000.00), together with interest on the principal balance of this Promissory Note (the "Note"), from time to time remaining unpaid, from the date of disbursement by Lender hereof at the applicable interest rate hereinafter set forth, together with all other sums due hereunder or under the terms of the Deed of Trust (as hereinafter defined) in lawful money of the United States of America which shall be legal tender in payment of all debts at the time of such payment. Both principal and interest and all other sums due hereunder shall be payable at the office of Lender at One Nationwide Plaza, Columbus, Ohio 432 15-2220, Attention: Real Estate Investments Department, or at such other place either within or without the State of Ohio as Lender hereof may from time to time designate. Said principal and interest shall be paid over a term, at the times, and in the manner set forth below, to wit:

PAYMENT PROVISION:
-----------------

     A. Interest accrued on the unpaid principal balance of this Note, from and including the date of disbursement hereof, to but not including January 1, 2000 at the rate of eight and eighteen hundredths percent (8.18%) per annum, shall be due and payable on the date hereof.

     B. Thereafter, monthly installments of principal and interest on the unpaid principal balance of this Note at the rate of eight and eighteen hundredths percent (8.18%) per annum, shall be due and payable in one hundred nineteen (119) consecutive monthly installments commencing on February 1, 2000 and continuing on the first day of each calendar month thereafter, with each such installment to be in the sum of Eighty-Six Thousand Two Hundred Fifteen and 59/100 Dollars ($86,215.59).

MATURITY:
--------

     The unpaid principal balance of this Note and all accrued unpaid interest thereon, if not sooner paid, shall be due and payable in full on January 1, 2010 (the "Maturity Date").

APPLICATION OF PAYMENTS:
-----------------------

     All payments shall be applied first to the payment of accrued unpaid interest on this Note and the balance, if any, shall be applied to the reduction of the outstanding principal balance of this Note. Interest due hereunder shall be calculated on the basis of a 360-day year composed of twelve 30-day months; provided however in no event shall such calculation cause the interest payable under the terms of this Note to exceed the maximum rate of interest permitted under applicable law.

LATE PAYMENT CHARGE:
--------------------

     The Lender of this Note may collect a late payment charge, prior to the acceleration of this Note, in an amount equal to five percent (5%) of the aggregate monthly installment which is not paid on the due date, for the purpose of covering the extra expenses involved in handling delinquent installments and such late charge shall accrue each month the payment is delinquent. Any payment which is postmarked by the United States Postal Service or reputable national overnight courier on or before the due date, is correctly addressed and bears adequate first-class postage shall not be considered delinquent and a late payment charge shall not be assessed. Borrower acknowledges that the late payment charge is a fair and reasonable estimate, considering all of the circumstances existing on the date of execution of this Note, of the cost the Lender will incur by reason of such late payment.

PREPAYMENT:
-----------

     A. Except as hereinafter provided, Borrower shall not have the right to prepay all or any part of the obligation evidenced by this Note at any time. Borrower shall have the right to prepay, in full but not in part, the obligation evidenced by this Note upon giving (i) not less than thirty (30) days' prior written notice to Lender of Borrower's intention to so prepay this Note, and
(ii) payment to Lender of the Prepayment Premium (as hereinafter defined), if any, then due to Lender as hereinafter provided. As used herein, the term "Prepayment Premium" shall mean a sum equal to the greater of (i) one percent (1%) of the outstanding principal balance of this Note at the time of prepayment or (ii) an amount equal to the sum of (a) the present value of the scheduled monthly payments due under this Note from the date of prepayment to the Maturity Date and (b) the present value of the amount of principal and interest of this Note due on the Maturity Date (assuming all scheduled monthly payments due prior to the Maturity Date were made when due), minus (c) the outstanding principal balance of this Note as of the date of prepayment. The present values described in (a) and (b) shall be computed on a monthly basis as of the date of prepayment discounted at the yield-to-maturity rate of the U.S. Treasury Note or Bond closest in maturity to the Maturity Date of this Note as reported in the Wall
                                                                         ----
Street Journal (or, if the Wall Street Journal is no longer published, as
--------------             -------------------
reported in such other daily financial publication of national circulation which shall be designated by Lender) on the fifth (5th) business day preceding the date of prepayment, expressed as a decimal equivalent. Borrower shall be obligated to prepay this Note on the date set forth in the notice to Lender required hereinabove, after such notice has been delivered to Lender. Notwithstanding the foregoing or any other provision herein to the contrary, if Lender elects to apply insurance proceeds, condemnation awards, or any escrowed amounts, if applicable, to the reduction of the principal balance of this Note in the manner provided in the Deed of Trust (as hereinafter defined), no Prepayment Premium shall be due or payable as a result of such application and the monthly installments due and payable hereunder shall be reduced accordingly.

     B.  In the event the Maturity Date of the indebtedness evidenced by this
Note is accelerated by Lender hereof at any time due to a default by Borrower in the terms, covenants or conditions contained in this Note, the Deed of Trust or any of the other Loan Documents (as hereinafter defined), then a tender of payment in an amount necessary to satisfy the entire outstanding principal balance and all accrued unpaid interest on this Note made by Borrower, or by anyone on behalf of Borrower, at any time prior to, at, or as a result of, a foreclosure sale or sale pursuant to power of sale, shall constitute a voluntary prepayment hereunder prior to the contracted Maturity Date of this Note thus requiring the payment to Lender of a Prepayment Premium equal to the applicable Prepayment Premium as set forth in paragraph (A) above; provided, however, that in the event such Prepayment Premium is construed to be interest under the laws of the State of California in any circumstance, such payment shall not be required to the extent that the amount thereof, together with other interest payable hereunder, exceeds the maximum rate of interest that may be lawfully charged under applicable law.

     C. Notwithstanding anything contained herein to the contrary, during the one hundred twenty (120) day period immediately preceding the Maturity Date, the outstanding principal balance and all accrued unpaid interest on this Note may be prepaid in whole, but not in part, without incurring a Prepayment Premium.

     D. Borrower hereby expressly (1) waives any right it may have under California Civil Code (S) 2954.10 to prepay this Note in whole or in part, without penalty, upon acceleration of the Maturity Date of this Note; and (2) agrees that if a prepayment of any or all of this Note is made, following any acceleration of the Maturity Date of this Note by Lender on account of any transfer or disposition prohibited or restricted herein or by the Deed of Trust, Borrower shall be obligated to pay, concurrently therewith, the applicable Prepayment Premium as set forth in Paragraph (A) above. By initialing this provision in the space provided below, Borrower hereby declares that Lender's agreement to make the subject loan at the interest rate and for the term set forth herein constitutes adequate consideration, given individual weight by the undersigned, for this waiver and agreement.


                                                       INITIALS:__________

ADDITIONAL CONDITIONS:
----------------------

     This Note is secured by a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (hereinafter referred to as the "Deed of Trust") and by an Assignment of Leases, Rents and Profits (hereinafter referred to as the "Assignment") of even date herewith encumbering certain real property located in the City of Glendale, County of Los Angeles, State of California, and other property as more particularly described in the Deed of Trust (hereinafter collectively referred to as the "Property"). The Deed of Trust and the Assignment contain terms and provisions which provide grounds for acceleration of the indebtedness evidenced by this Note together with additional remedies in the event of default hereunder or thereunder. Failure on the part of Lender hereof to exercise any right granted herein or in the Deed of Trust or the Assignment shall not constitute a waiver of such right or preclude the subsequent exercise and enforcement thereof if and to the extent such default has not been previously cured. This Note, the Deed of Trust, the Assignment and all other documents and instruments executed as further evidence of, as additional security for, or executed in connection with the indebtedness evidenced by this Note are hereinafter collectively referred to as the "Loan Documents".

     Except as herein otherwise provided, all parties to this Note, including endorsers, sureties and guarantors, hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of demand and of nonpayment or dishonor and of protest, notice of intent to accelerate the maturity of this Note, notice of acceleration of maturity of this Note, and any and all other notices and demands whatsoever, and agree to remain bound hereby until the principal and interest of this Note are paid in full or Borrower's obligations under the Note are otherwise satisfied, notwithstanding any extensions of time for payment which may be granted by Lender, even though the period of extension be indefinite, and notwithstanding any inaction by, or failure to assert any legal rights available to Lender of this Note.

     If the obligations evidenced by this Note, or any part thereof, are placed in the hands of an attorney for collection, whether by suit or otherwise, at any time, or from time to time, Borrower shall be liable to Lender, in each instance, for all costs and expenses incurred in connection therewith, including, without limitation, Reasonable Attorneys' Fees (as hereinafter defined).

DEFAULT:
-------

     If default shall be made in the payment of principal and/or interest as stipulated above or in the payment of any other sums due hereunder or under any of the other Loan Documents, or should any default be made in the performance of any of the terms, covenants and conditions contained herein or in any of the other Loan Documents, then in any or all of such events, at the option of Lender, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon and all other sums advanced by Lender on behalf of Borrower shall become and be immediately due and payable then or thereafter as Lender may elect, regardless of the Maturity Date hereof. All such amounts shall bear interest after acceleration at the lesser of either (i) the highest rate of interest then allowed by the laws of the State of California or, if controlling, the laws of the United States applicable to Lender or this Note, or (ii) the then applicable interest rate of this Note plus five hundred (500) basis points.

     During the existence of any default, Lender may apply any sums received, including but not limited to, insurance proceeds or condemnation awards, to any amount then due and owing hereunder or under the terms of any of the other Loan Documents as Lender may determine. Neither the right nor the exercise of the right herein granted unto Lender to apply such proceeds as aforesaid shall preclude Lender from exercising its option to cause the entire indebtedness evidenced by this Note to become immediately due and payable by reason of Borrower's default under the terms of this Note or any of the other Loan Documents.

     Notwithstanding any provisions herein to the contrary, Lender's right, power and privilege to accelerate the maturity of the indebtedness evidenced hereby shall be conditioned upon, with respect to any Non-Monetary Default (as hereinafter defined), Lender giving Borrower written notice of such Non-Monetary Default and a thirty (30) day period after the date of such notice within which to cure such Non-Monetary Default unless such Non-Monetary Default cannot reasonably be cured within said thirty (30) day period, in which event Borrower shall have a reasonable period of time to complete cure, provided that action to cure such Non-Monetary Default is commenced within said thirty (30) day period and Borrower is, in Lender's sole judgment, not diminishing or impairing the value of the Property, and is diligently pursuing a cure to completion. Any notice required hereunder shall be given as provided in the Deed of Trust. Lender shall have no obligation to give Borrower notice of, or any period to cure any Monetary Default (as hereinafter defined) or any Incurable Default (as hereinafter defined) prior to exercising its right, power and privilege to accelerate the maturity of the indebtedness evidenced hereby and to declare the same to be immediately due and payable and exercise all other rights and remedies herein granted or otherwise available to Lender at law or in equity. As used herein, the term "Monetary Default" shall mean any default which can be cured by the payment of money including, but not limited to, the payment of principal and/or interest due under this Note and the payment of taxes, assessments and insurance premiums when due as provided in the Deed of Trust. As used herein, the term "Non-Monetary Default" shall mean any default which is not a Monetary Default or an Incurable Default. As used herein, the term "Incurable Default" shall mean (i) any voluntary or involuntary sale, assignment, mortgaging or transfer in violation of the covenants of the Deed of Trust; or (ii) if Borrower, or any person or entity comprising Borrower, should make an assignment for the benefit of creditors, become insolvent, or file a petition in bankruptcy (including but not limited to, a petition seeking a rearrangement or reorganization).

     Notwithstanding any provision of this Note to the contrary, during any period of default and regardless of any cure period applicable to such default, in each instance under this Note, the Deed of Trust, or any of the other Loan Documents in which either (i) Borrower is permitted to take an action without Lender's prior written consent or (ii) Lender's consent is to be exercised reasonably, Lender's consent shall be required and shall be granted or withheld in Lender's sole and absolute discretion.

     Notwithstanding any general provision of this Note or the other Loan Documents to the contrary, whenever, under this Note or the other Loan Documents, Lender is granted the right to take any action, or to refuse to take any action upon the default of the Borrower, or failure of Borrower to perform its obligations under the Loan Documents, then unless expressly provided to the contrary, Lender shall not exercise such right until the expiration of applicable cure periods expressly provided for in the Loan Documents.


SAVINGS CLAUSE: SEVERABILITY:
----------------------------

     Notwithstanding any provisions herein or in the Deed of Trust to the contrary, the total liability for payments in the nature of interest, including, but not limited to, Prepayment Premiums, default interest and late fees, shall not exceed the limits imposed by the laws of the

State of California or the United States of America relating to maximum allowable charges of interest applicable to Lender or this Note. Lender shall not be entitled to receive, collect or apply, as interest on the indebtedness evidenced hereby, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be applied to reduce the unpaid principal balance of the indebtedness evidenced by this Note. If the unpaid principal balance of such indebtedness is paid in full, any remaining excess shall be forthwith paid to Borrower. If any clauses or provisions herein contained operate or would prospectively operate to invalidate this Note, then such clauses or provisions only shall be held for naught, as though not herein contained and the remainder of this Note shall remain operative and in full force and effect.

EXCULPATION:
-----------

     Except as hereinafter provided, the liability of Borrower with respect to the payment of principal and interest hereunder shall be "nonrecourse" and, accordingly, Lender's source of satisfaction of said indebtedness and Borrower's other obligations hereunder and under the other Loan Documents shall be limited to the Property and Lender's receipt of the rents, issues, and profits from the Property and any other security or collateral now or hereafter held by Lender, and Lender shall not seek to procure payment out of any other assets of Borrower, or any person or entity comprising Borrower, or Borrower's employees, principals or officers, nor to seek judgment (except as hereinafter provided) for any sums which are or may be payable under this Note or under any of the other Loan Documents nor any claim or judgment (except as hereafter provided) for any deficiency remaining after foreclosure of the Deed of Trust. Notwithstanding the foregoing, nothing herein contained shall be deemed to be a release or impairment of the indebtedness evidenced by this Note or the security therefor intended by the other Loan Documents or be deemed to preclude Lender from exercising its rights to foreclose the Deed of Trust or to enforce any of its other rights or remedies under the Loan Documents.

     Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to Borrower's continued personal liability for all sums due to:

     (1) fraud or material misrepresentation made in or in connection with this Note or any of the other Loan Documents;

     (2) failure to pay taxes and assessments prior to delinquency, or to pay charges for labor, materials or other charges which may create liens on any portion of the Property;

     (3) the misapplication of (i) proceeds of insurance covering any portion of the Property; or (ii) proceeds of the sale or condemnation of any portion of the Property; or (iii) rentals received by or on behalf of Borrower subsequent to the date on which Lender makes written demand therefor pursuant to any of the Loan Documents;

     (4) causing or permitting waste to occur in, on, or about the Property, excepting ordinary wear and tear;

     (5) the failure to deliver to Lender all unearned advance rentals and security deposits that have been paid by tenants of the Property to the extent that such fees have not been refunded to or forfeited by such tenants;

     (6) the failure to deliver to Lender all fees paid to Borrower by any tenant of the Property which fees permit the tenant to terminate its lease;

     (7) loss by fire or any other casualty to the extent not compensated by insurance proceeds collected by Lender, as a result of Borrower's failure to comply with the insurance provisions of the Deed of Trust;

     (8) the return of, or reimbursement for, all Fixtures and Personal Property (as defined in the Deed of Trust) owned by Borrower, taken from the Property by or on behalf of Borrower, out of the ordinary course of business, and not replaced by items of equal or greater value than the original value of the Fixtures and Personal Property so removed;

     (9) all court costs and Reasonable Attorney's Fees (as hereinafter defined) actually incurred which are provided for in this Note or in any of the other Loan Documents;

     (10) (i) the removal of any chemical, material or substance in excess of legal limits, to which exposure is prohibited, limited or regulated by any federal, state, county, regional or local authority which may or could pose a hazard to the health and safety of the occupants of the Property, regardless of the source of origination; (ii) the restoration of the Property to comply with all applicable governmental regulations pertaining to hazardous waste found in, on or under the Property in violation of Hazardous Waste Laws (as defined in the Deed of Trust), regardless of the source of origination; and (iii) any indemnity or other agreement to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs and expenses of any and every kind arising as a result of the existence and/or removal of applicable Hazardous Materials (as defined in the Deed of Trust) and from the violation of Hazardous Waste Laws. Borrower shall not be liable hereunder if the Property becomes contaminated subsequent to Lender's acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership of the Property which was approved or authorized by Lender pursuant to the Deed of Trust, provided that such transferee assumes in writing all obligations of Borrower under the Loan Documents pertaining to Hazardous Materials. Liability under this subparagraph (10) shall extend beyond repayment of this Note and compliance with the terms of the Deed of Trust unless Borrower at such time provides Lender with an environmental assessment report acceptable to Lender, in its sole discretion, showing the Property to be free of Hazardous Materials in violation of Hazardous Waste Laws. The burden of proof under this subparagraph with regard to establishing the date upon which such Hazardous Materials were placed or appeared in, on or under the Property shall be upon Borrower;

     (11) (i) any and all costs incurred in order to cause the Property to comply with the Accessibility Laws (as defined in the Deed of Trust) and (ii) any indenmity or other agreement to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs or expenses of any kind arising as a result of non-compliance with any Accessibility Laws. Borrower shall not be liable hereunder for compliance with any Accessibility Laws that first become effective, or for any violation of any Accessibility Laws resulting from alterations or improvements to the Property that are performed subsequent to Lender's acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership of the Property which was approved or authorized by Lender pursuant to the Deed of Trust, provided that such transferee assumes in writing all obligations pertaining to Accessibility Laws pursuant to the Loan Documents; and

     (12) amounts under any letter of credit and any renewals and/or replacements thereof supplied by Borrower to Lender in connection with this Note or the loan evidenced and secured by the Loan Documents in the event that the bank issuing such letter of credit becomes insolvent, files or has filed against it any bankruptcy or similar proceeding or is closed (either temporarily or permanently), or placed in receivership, conservatorship or liquidation by the Federal Deposit Insurance Corporation, Resolution Trust Corporation or any other local, state or federal government agency or otherwise fails or refuses to honor such letter of credit.

     The obligations of Borrower in subparagraphs (1) through (12) above, except as specifically provided in subparagraphs (10) and (11), shall survive the repayment of this Note, and satisfaction of the Deed of Trust.

FULL RECOURSE
-------------

     Notwithstanding any provisions in this Note to the contrary including, without limitation, the provisions set forth in the section captioned "Exculpation" hereinabove, Borrower shall be liable for the entire indebtedness evidenced by this Note (including all principal, interest and other charges) in the event Borrower (i) violates the covenant governing the placing of subordinate financing on the Property as set forth in Paragraph 31 of the Deed of Trust, or (ii) violates the covenant restricting transfers of interest in the Property or transfers of ownership interests in Borrower as set forth in Paragraph 30 of the Deed of Trust.

     As used herein, the phrase "Reasonable Attorneys' Fees" shall mean fees charged by attorneys selected by Lender based upon such attorneys' then prevailing hourly rates consistent with prevailing rates for attorneys with similar skills and experience in the area where the attorney is practicing as opposed to any statutory presumption specified by any statute then in effect in the State of California.

     In the performance of Borrower's obligations under this Note, time is of the essence.

     The provisions of this Note shall be governed by the laws of the State of California and the United States and shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns.

     IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

                               CITADEL REALTY, INC.,
                               a Delaware corporation


                               By:  _____________________
                                    Name:
                                    Its:


Taxpayer Identification No.: 95-4473880